Stradley Ronon Stevens & Young, LLP

2600 One Commerce Square

Philadelphia, PA 19103

(215) 564-8000

FAX: (215) 564-8120

www.stradley.com

January 26, 2009

Board of Trustees

Dividend Growth Trust

58 Riverwalk Boulevard

Building 2, Suite A

Ridgeland, South Carolina 29936

RE:	Legal Opinion for Post-Effective Amendment Nos. 15/17 to the Registration
Statement on Form N-1A relating to Dividend Growth Trust, a Delaware
Statutory Trust—Registration No. 333-83951; File No. 811-09497

                      We have acted as counsel to Dividend Growth Trust (the “Trust”), a Delaware statutory trust, including its series the Rising Dividend Growth Fund (the “Series”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission of Post-Effective Amendment No. 15 (the “Amendment”) to the Trust’s Registration Statement under the Securities Act of 1933 (the “Securities Act”), as amended, and Amendment No. 17 to the Trust’s Registration Statement under the Investment Company Act of 1940 (the “Investment Company Act”), as amended, on Form N-1A.

                      We have examined the Trust Instrument, Bylaws, Certificate of Trust, a Good Standing Certificate dated January 26, 2009, and various pertinent Trust proceedings that we deem material.

                      The Trust is authorized by the Trust Instrument to issue an unlimited number of shares of beneficial interest, each with a par value of $0.001. The Trust currently issues shares of the Rising Dividend Growth Fund. The Trust Instrument also empowers the Board of Trustees to establish additional series or classes and allocate shares to such series or classes.

                      The Trust has filed with the U.S. Securities and Exchange Commission a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised us that the Trust will timely file a Notice pursuant to Rule 24f-2 under the Investment Company Act perfecting the registration of the shares sold by the Series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

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                      You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which the prospectus is made available for delivery to offerees and purchasers of such shares in accordance with Section 5(b) of the Securities Act.

                      Based on the foregoing information and examination, so long as the Trust remains a valid and subsisting entity under the laws of the State of Delaware, and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the Trust when issued for the consideration set by the Board of Trustees pursuant to the Trust Instrument and the Trust’s currently effective Registration Statement, and subject to compliance with Rule 24f-2, will be legally issued, fully paid and nonassessable.

                      We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust, along with any amendments thereto, covering the registration of the shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, filed in accordance with the securities laws of the several states in which shares of the Trust are offered, and we further consent to reference in the registration statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,
STRADLEY RONON STEVENS & YOUNG, LLP

By: /s/ Matthew R. DiClemente
Matthew R. DiClemente, a Partner

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